UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2011

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information contained in this report under Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On or about November 20, 2011, the Federal Revenue Department of the Ministry of Finance of Brazil (“FRD”) issued a tax assessment against an indirect subsidiary of Xerium Technologies, Inc. (the “Company”), Xerium Technologies Brasil Indústria e Comércio S.A. (“Xerium Brazil”), challenging the goodwill recorded in the acquisition of Wangner Itelpa and Huyck Indústria e Comércio S.A. by Robec Brasil Participações Ltda., which occurred in 2005 after the Company’s initial public offering. This assessment denies the amortization of that goodwill against net income for the years 2006 through 2010. In addition, the assessment seeks payment of approximately $43.1 million (subject to currency exchange rates) of tax, penalties and interest based on Xerium Brazil’s net income from 2006 to 2010 after reversing the goodwill amortization during those years. At the time the transactions creating the goodwill were carried out, the Company believed they (i) complied with Brazilian tax and accounting rules, (ii) were effected for a legitimate business purpose, to consolidate operating activities in Brazil into one legal entity, (iii) were properly documented and declared to Brazilian tax and corporate authorities and (iv) conformed to common tax planning practice in Brazil. Based on the foregoing, Xerium Brazil filed a response disputing the tax assessment at the first administrative level within the FRD.

Although there can be no assurances, management believes at this time, that it is more likely than not that the Company will prevail and therefore has not accrued any amounts related to this assessment. Because the Company is at a preliminary stage of the process for resolving this dispute with the FRD, the Company cannot assure a favorable outcome and cannot currently estimate the timing of the final resolution of this matter. Management believes the Company has meritorious defenses and will vigorously contest this matter. However, if the FRD’s initial position is sustained, the amount assessed would result in a material adjustment to the Company’s consolidated financial statements and would adversely impact its financial condition and results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: December 22, 2011	By:	/s/ Clifford E. Pietrafitta
	Name:	Clifford E. Pietrafitta
	Title:	Executive Vice President and CFO